Exhibit 10(j)(2)

SECOND AMENDMENT TO BASE CONTRACT FOR SALE AND
 PURCHASE OF NATURAL GAS

SECOND AMENDMENT TO
BASE CONTRACT FOR THE SALE AND PURCHASE OF NATURAL GAS

This Second Amendment To Base Contract For The Sale And Purchase Of Natural Gas (this "Amendment") is made and entered into on December 18, 2006 (the “Effective Date”) by and among Atlas America, Inc. a Delaware corporation ("Atlas DE"), Viking Resources, LLC, a Pennsylvania limited liability company ("Viking"), Atlas Resources, LLC, a Pennsylvania limited liability company ("Atlas Resources") Atlas Noble, LLC, a Delaware limited liability company ("Atlas Noble"), Resource Energy, LLC, a Delaware limited liability company ("Resource Energy" and together with Viking, Atlas Resources and Atlas Noble, the "ATN Subsidiaries"), and UGI Energy Services, Inc. d/b/a/ GASMARK, a Pennsylvania corporation ("GASMARK"). This Amendment modifies, supplements, forms part of, and amends that certain Base Contract for the Sale and Purchase of Natural Gas entered into as of November 13, 2002 between GASMARK and Viking Resources Corporation and assigned by Viking Resources Corporation to Atlas PA by Assignment and Assumption Agreement dated October 1, 2004 (the "Base Contract") and amended by First Amendment to Base Contract for the Sale and Purchase of Natural Gas dated November 22, 2005. Capitalized terms used in this Amendment that are not herein defined will have the meanings ascribed to them in the Base Contract. In the event of a conflict between the terms of this Amendment and the Base Contract, the terms of this Amendment shall apply.

WHEREAS, Atlas DE will transfer all of its natural gas and oil production and development assets to Atlas Energy Resources, LLC ("ATN") and its subsidiaries in connection with the initial public offering of ATN and Atlas DE wishes to assign its rights, duties and interests as seller under the Base Contract to the ATN Subsidiaries which will supply gas under the Base Contract as of the Effective Date, and GASMARK has agreed to the assignment to and assumption by the ATN Subsidiaries;

NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby the Parties hereby agree as follows:

I.
ASSIGNMENT AND ASSUMPTION

1.1 Assignment. Effective as of the Effective Date, Atlas DE does hereby sell, grant, convey, assign, transfer and set over to the ATN Subsidiaries, jointly and severally, all of its right, title and interest in and to the Base Contract and all transactions confirmed thereunder.

1.2 Consent to Assignment. GASMARK hereby consents to the assignment of the Base Contract, and all transactions confirmed thereunder, from Atlas DE to the ATN Subsidiaries effective as of the Effective Date.

1.3 Assumption. The ATN Subsidiaries, jointly and severally, hereby assume and agree to pay, discharge or perform, as appropriate, the Base Contract and all transactions confirmed thereunder, and such Base Contract is hereby declared to be the debts, liabilities and obligations of the ATN Subsidiaries from and after the Effective Date.

1.4 Release and Discharge. Upon execution of this Amendment by the ATN Subsidiaries, Atlas DE will be released from any liability or obligation under this Base Contract and any transaction confirmed thereunder, that arises or accrues after the Effective Date of assignment.

II.
MISCELLANEOUS

2.1 Warranties. Each Party represents and warrants to the others that it has the corporate authority to execute, deliver and perform this Amendment and has taken all actions necessary to secure all necessary approvals required to be secured in connection therewith. The execution, delivery and performance of this Amendment and the Base Contract have been duly authorized by all necessary corporate action.

2.2. No Third Party Benefit. Nothing contained in this Amendment, express or implied, is intended to or shall be construed to confer upon or give any person, firm, or corporation, other than the Parties and their respective permitted successors and assigns, any remedy or claim under, or by reason of, this Amendment, or any term, covenant or condition hereof. All conditions, promises and agreements contained in this Amendment shall be for the sole and exclusive benefit of the Parties and their respective permitted successors and assigns.

2.3 Entire Agreement. This Amendment and the Base Contract set forth the entire understanding and agreement between the Parties as to matters covered herein and therein and supersedes any other prior understanding, agreement or statement (written or oral) between the Parties as to matters covered herein and therein.

2.4 Headings. The headings contained in this Amendment are for convenience of reference only and shall not affect, in any way, the meaning or interpretation of this Amendment.

2.5 Amendments; Waivers. To be binding, any amendment of this Amendment must be effected by an instrument in writing signed by all of the Parties. Rights hereunder shall not be waived, except pursuant to a writing signed by the Party against which enforcement of the waiver is sought.

2.6 Rights and Remedies. The rights and remedies granted under this Amendment shall not be exclusive but shall be in addition to all other rights and remedies available under the Base Contract, at law or in equity.

2.7 Expenses of Negotiation. All costs and expenses incurred in connection with this Amendment are to be borne by the Party incurring such costs.

2.8 Severability. It is the intention of the Parties hereto that whenever possible, each provision of the Base Contract and this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but that if any provision of the Base Contract or this Amendment, as the case may be, is held to be invalid, illegal or unenforceable in any respect under any applicable law, such invalidity, illegality or unenforceability will not affect any other provision, and the Base Contract and this Amendment, as the case may be, will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein and/or therein, as the case may be.

2.9 Counterparts; and Facsimile Signatures. This Amendment may be executed, including by facsimile signature, in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

2.10 Governing Law. The interpretation and performance of this Amendment shall be governed by the laws of the jurisdiction indicated in the Base Contract.

IN WITNESS WHEREOF, the Parties hereto have duly executed this instrument or have caused this instrument to be duly executed on their behalf, on the Effective Date.

UGI ENERGY SERVICES, INC. By: ___________________________ Name:Bradley C. Hall Title: President	ATLAS AMERICA, INC., By: _____________________________ Name: Matthew A. Jones Title: Chief Financial Officer

VIKING RESOURCES, LLC By: ___________________________ Name: Matthew A. Jones Title: Chief Financial Officer	ATLAS RESOURCES, LLC By: _____________________________ Name: Matthew A. Jones Title: Chief Financial Officer

ATLAS NOBLE, LLC By: ___________________________ Name: Matthew A. Jones Title: Chief Financial Officer	RESOURCE ENERGY, LLC By: _____________________________ Name: Matthew A. Jones Title: Chief Financial Officer